UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 15, 2009

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Kansas Street, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

In connection with International Rectifier Corporation (the “Company”)’s sale of its power control systems business to Vishay Intertechnology, Inc. (“Vishay”) on April 1, 2007, as more fully described in the Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission on April 9, 2007, the Company and Vishay (and certain of their respective subsidiary entities) entered into a Transition Product Services Agreement (“TPSA”), pursuant to which, among other things, the Company would provide certain semiconductor wafer processing services to Vishay.  The revenue received by the Company in connection with the TPSA is reported by the Company as part of its Transition Services segment.

On January 15, 2009, the Company received written notification from Vishay terminating certain wafer processing services under the TPSA effective April 30, 2009, unless the parties otherwise agree in writing to an earlier date.  The revenue received by the Company from such terminating services represents a majority of the revenue reported under the Company’s Transition Services segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2009	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
		Name:	Timothy E. Bixler
		Title:	Vice President, General Counsel and Secretary